Exhibit 99.2

Unaudited Combined Pro Forma Financial Information

The unaudited combined pro forma balance sheet gives effect to the acquisition of the Technical License and Equity raises if the transactions had taken place on September 30, 2011.

These pro forma financial statements are provided for illustrative purposes and do not purport to represent  what the Company's financial position would have been if such transactions had occurred on the above mentioned date.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

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Crown Dynamic Corporation
Unaudited Combined Pro Forma Income Statement
For the Three Months Ended September 30, 2011

	Crown	Pro Forma		Pro Forma
	Dynamic	Adjustments		Combined
Revenue:
Revenues	$-	$-		$-

Operating Expenses:
Filing Fees	1,934	-		1,934
Transfer Agent Fees	-	-		-
Professional Fees	11,139	-		11,139
Patent	-	-		-
Legal - incorporation	-	-		-
Total Expenses	13,073	-		13,073

Loss from operations	(13,073)	-		(13,073)

Other Income (expenses)	-	-		-
Provision for Income Taxes	-	-		-

New Income (loss)	$(13,073)	$-		$(13,073)

Loss per common share	$(0.00)			$(0.00)

		2,500,000	(a)
		11,000,000	(b)
		5,000,000	(c)
		1,225,000	(d)
Weighted average common shares outstanding	3,000,000	19,725,000		22,725,000

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Crown Dynamic Corporation
Unaudited Combined Pro Forma Balance Sheet
September 30, 2011

	Crown	Pro Forma		Pro Forma
	Dynamic	Adjustments		Combined
Assets
Current Assets:
Cash and cash equivalents	$300	$75,000	(a)	$125,300
		50,000	(c)
Deferred Offering Costs	20,000			$20,000

Other Assets:
Intangible assets	$-	$1,347,500	(d)	$1,347,500

Total Assets	$20,300	$1,472,500		$1,492,800

Liabilities and Stockholders' Equity
Liabilities:
Accounts payable and accrued expenses	$47,263	$-		$47,263
Loans from related parties - Directors and stockholders	22,212	-		22,212
Total liabilities	69,475	-		69,475

Shareholders' Equity:
Common Stock, $.0001 par value, 200,000,000 shares authorized
3,000,000 issued and outstanding on September 30, 2011 and	300	250	(a)	2,273
22,725,000 issued and outstanding per pro forma combined on		1,100	(b)
September 30, 2011.		500	(c)
		123	(d)
Additional Paid in Capital	-	74,750	(a)	1,470,527
		(1,100)	(b)
		49,500	(c)
		1,347,377	(d)
(Deficit) accumulated during development stage	(49,475)	-		(49,475)
Total shareholders' equity	(49,175)	1,472,500		1,423,325

Total liabilities and shareholders' equity	$20,300	$1,472,500		$1,492,800

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Crown Dynamic Corporation
Notes to Unaudited Combined Pro Forma Statement of Operations

NOTE 1--Basis of Presentation
The unaudited proforma combined balance sheet as of September 30, 2011 was based on the unaudited balance sheet of Crown Dynamic Corporation. ("the Company"). The pro forma adjustments to give effect as if it occurred on September 30, 2011.

The unaudited combined statement of operations of the Company for the 3 month period ended September 30, 2011 were derived from the statement of operations as reported with the 10-Q filed on October 31, 2011.

These pro forma financial statements are provided for illustrative purposes and do not purport to represent  what the Company's financial position would have been if such transactions had occurred on the above mentioned date.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

The following pro forma adjustments are incorporated into the unaudited combined pro forma balance sheet as of September 30, 2011 and the unaudited combined pro forma statement of operations for the three months ended September 30, 2011.

(a) On or about October 9th 2011, sold 2,500,000 shares for $75,000.
(b) On January 3rd 2012, record forward split 3-to-1.
(c) On January 18th 2012, sold 5,000,000 shares for $50,000.
(d) On January 20th 2012, issued 1,225,000 shares to Zorah LLC for Technical License Agreement at $1.10 per share.

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